Exhibit 99.1

Icahn Enterprises L.P. Investor Presentation May 2022

2 Forward - Looking Statements and Non - GAAP Financial Measures Forward - Looking Statements This presentation contains certain statements that are, or may be deemed to be, “forward - looking statements” within the meaning of Section 27 A of the Securities Act of 1933 , as amended, and Section 21 E of the Securities Exchange Act of 1934 , as amended . All statements included herein, other than statements that relate solely to historical fact, are “forward - looking statements . ” Such statements include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events, or any statement that may relate to strategies, plans or objectives for, or potential results of, future operations, financial results, financial condition, business prospects, growth strategy or liquidity, and are based upon management’s current plans and beliefs or current estimates of future results or trends . Forward - looking statements can generally be identified by phrases such as “believes,” “expects,” “potential,” “continues,” “may,” “should,” “seeks,” “predicts,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “could,” “designed,” “should be” and other similar expressions that denote expectations of future or conditional events rather than statements of fact . Our expectations, beliefs and projections are expressed in good faith, and we believe that there is a reasonable basis for them . However, there can be no assurance that these expectations, beliefs and projections will result or be achieved . There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward - looking statements contained in this presentation, including economic, competitive, legal and other factors, including the severity, magnitude and duration of the COVID - 19 pandemic, and any impacts from the Russia/Ukraine conflict . These and other risks and uncertainties are described in our Annual Report on Form 10 - K for the year ended December 31 , 2021 , our Quarterly Report on Form 10 - Q for the Quarter ended March 31 , 2022 , and our other filings with the SEC . There may be other factors not presently known to us or which we currently consider to be immaterial that may cause our actual results to differ materially from the forward - looking statements . All forward - looking statements attributable to us or persons acting on our behalf apply only as of the date of this presentation and are expressly qualified in their entirety by the cautionary statements included in this presentation . Except to the extent required by law, we undertake no obligation to update or revise forward - looking statements to reflect events or circumstances after the date such statements are made or to reflect the occurrence of unanticipated events . Non - GAAP Financial Measures This presentation contains certain non - GAAP financial measures, including EBITDA, Adjusted EBITDA and Indicative Net Asset Value . The non - GAAP financial measures contained herein have limitations as analytical tools and should not be considered in isolation or in lieu of an analysis of our results as reported under U . S . GAAP . These non - GAAP measures should be evaluated only on a supplementary basis in connection with our U . S . GAAP results, including those reported in our consolidated financial statements and the related notes thereto contained in our Annual Report on Form 10 - K for the year ended December 31 , 2021 , and our Quarterly Report on Form 10 - Q for the Quarter ended March 31 , 2022 . A reconciliation of these non - GAAP financial measures to the most directly comparable U . S . GAAP financial measures can be found in the back of this presentation .

Company Overview 3

4 Overview of Icahn Enterprises (1) Including reinvestment of distributions into additional depositary units and taking into account in - kind distributions of depositary units. (2) Including reinvestment of distributions into those investments. (3) Investment segment total assets represents total equity (equity attributable to IEP was $4.7 billion). (4) We completed the sale of 100% of the equity interests in PSC Metals, LLC on December 7, 2021. • Icahn Enterprises L . P . (IEP) is a diversified holding company with operating segments in Investment, Energy, Automotive, Food Packaging, Real Estate, Home Fashion and Pharma . • IEP is majority owned and controlled by Carl Icahn . • Over many years, Carl Icahn has contributed most of his businesses to and executed transactions primarily through IEP. • As of March 31, 2022, Carl Icahn and his affiliates owned approximately 87% of IEP’s outstanding depositary units. • On January 1 , 2000 , the closing sale price of IEP depositary units was $ 7 . 63 . On March 31 , 2022 , IEP depositary units closed at $ 51 . 93 — a 1 , 987% (1) increase . This translates to an annualized return of approximately 15% (1) . Comparatively, the S&P 500 , Dow Jones Industrial, Russell 2000 indices and Berkshire Hathaway Class A shares increased approximately 371% , 410% , 448 % and 843% , respectively, over the same period, which translates to an annualized return of approximately 7% , 8% , 8 % and 11% , respectively (2) . • IEP has declared 68 consecutive quarterly distributions since 2005 and has increased the quarterly distribution over time . IEP currently has an $ 8 . 00 annualized distribution, which is a 15 % yield as of May 27 , 2022 . • IEP has liquidity through its ability to redeem its investment in the Investment Funds on a daily basis (approximately $ 4 . 7 billion as of March 31 , 2022 ) . Investment (3) $10,284 $190 $7 $87 Energy 5,010 8,158 89 375 Automotive 2,612 2,319 (242) (60) Food Packaging 472 409 4 45 Real Estate 522 107 (4) 3 Home Fashion 243 211 (5) 3 Pharma 305 72 (16) 10 Metals (4) - 563 181 30 Holding Company 1,492 (1) (371) (39) $20,940 $12,028 ($357) $454 ($Millions) Twelve Months Ended March 31, 2022 As of March 31, 2022 Assets Total Revenue Net Income (Loss) Atttributable to IEP Adjusted EBITDA Attributable to IEP

5 Summary Corporate Organizational Chart Note: Percentages denote equity ownership as of March 31, 2022. Excludes intermediary and pass - through entities. CVR Energy , Inc. (NYSE: CVI) Vivus LLC AREP Real Estate Holdings, LLC WestPoint Home LLC Icahn Enterprises G.P. Inc. Icahn Enterprises L.P. ( NasdaqGS : IEP) Icahn Enterprises Holdings L.P. 1% 1% 99% LP Interest 8 9% 71% Icahn Capital LP Viskase Companies , Inc. (OTCPK: VKSC) As of 03/31 /20 22 , Icahn Enterprises had investments with a fair market value of approximately $4. 7 billion in the Investment Funds . Consists of rental commercial real estate, property development and associated resort activities Provider of home textile products for nearly 200 years Specialty pharmaceutical company One of the worldwide leaders in cellulosic, fibrous and plastic casings for the processed meat industry Independent refiner and marketer of transportation fuels 100% 100% 100% 100% Icahn Automotive Group LLC Engaged in the distribution of automotive parts in the aftermarket as well as providing automotive services 100% Producer and distributer of nitrogen fertilizer products CVR Partners, LP (NYSE: UAN) 3 7%

6 Diversified Subsidiary Companies with Significant Inherent Value • IEP’s subsidiary companies possess key competitive strengths and/or leading market positions • IEP seeks to create incremental value by investing in organic growth and targeting businesses that offer consolidation opportunities • Capitalize on attractive interest rate environment to pursue acquisitions and recognize meaningful synergies The Company’s diversification across multiple industries and geographies provides a natural hedge against cyclical and general economic swings 200 year heritage with some of the best known brands in home fashion; consolidation likely in fragmented sector Leading global market position in non - edible meat casings poised to capture further growth in emerging markets Strategically located mid - continent petroleum refiner and nitrogen fertilizer producer Long - term real estate investment horizon with strong, steady cash flows AREP Real Estate Holdings, LLC Engaged in the distribution of automotive parts in the aftermarket as well as providing automotive services Dedicated to addressing the therapeutic needs of patients with serious medical conditions and life - limiting diseases

Evolution of Icahn Enterprises

- IEP began as American Real Estate Partners, which was founded in 1987, and now has diversified its portfolio to seven operating segments and approximately $28 billion of assets as of March 31, 2022.
- IEP has demonstrated a history of successfully acquiring undervalued assets and improving and enhancing their operations and financial results.
- IEP's record is based on a long-term horizon that can enhance business value for continued operations and/or facilitate a profitable exit strategy.
  - In 2017, IEP sold American Railcar Leasing for $3.4 billion, resulting in a pre-tax gain of $1.7 billion.
  - In 2018, IEP sold Federal-Mogul for $5.1 billion, resulting in a pre-tax gain of $251 million, Tropicana for $1.5 billion, resulting in a pre-tax gain of $779 million, and American Railcar Industries for $1.75 billion, resulting in a pre-tax gain of $400 million.
  - In 2019, IEP sold Ferrous Resources for aggregate consideration of approximately $550 million (including repaid indebtedness), resulting in a pre-tax gain of $252 million.
  - In 2021, IEP completed the sale of 100% of the equity interests in PSC Metals, LLC to SA Recycling LLC, for total cash consideration of approximately $323 million (including repaid indebtedness and subject to customary post-closing adjustments) resulting in a pre-tax gain on disposition of assets of $163 million.
- Acquired partnership interest in Icahn Capital Management L.P. in 2007
  - IEP and certain of Mr. Icahn's wholly owned affiliates are the sole investors in the Investment Funds.
- IEP also has grown the business through organic investment and through a series of bolt-on acquisitions.

Timeline of Recent Acquisitions and Exits

As of December 31, 2010[1]
- Mkt. Cap: $2.9bn
- Total Assets: $21.3bn

Current[2]
- Mkt. Cap: $15.7bn
- Total Assets: $27.8bn

Year: 2011 | 2012 | 2013 | 2014 | 2015 | 2016 | 2017 | 2018 | 2019 | 2020 | 2021

CVR Energy
5/4/12: Acquired a majority interest in CVR via a tender offer to purchase all outstanding shares of CVR

American Railcar Leasing
10/2/13: Acquired 75% of ARL from companies wholly owned by Carl Icahn

CVR Refining & CVR Partners
2013: CVR Refining completed IPO and secondary offering. CVR Partners completed a secondary offering

IEH Auto Parts Holding
6/1/15: Acquired substantially all of the auto part assets in the U.S. of Uni-Select Inc.

Ferrous Resources
6/8/15: IEP acquired a controlling interest in Ferrous Resources

Pep Boys
2/4/16: IEP acquired Pep Boys

American Railcar Leasing
2017: Sale of ARL for $3.4 billion

Federal-Mogul & Tropicana
10/1/18: Sold Federal-Mogul for $5.1 billion and Tropicana for $1.5 billion

American Railcar Industries
12/5/18: Sold American Railcar Industries for $1.75 billion

Ferrous Resources
8/1/19: Sold Ferrous Resources for $550 million, IEP share of cash proceeds was $463 million

Vivus, Inc
12/11/20: Acquired all of the outstanding common stock of Vivus upon its emergence from bankruptcy

PSC Metals
12/7/21: Sold PSC Metals, LLC for $323 million

(1) Based on the closing stock price of $34.29 and approximately 86.4 million depositary and general partner equivalent units outstanding as of December 31, 2010
(2) Based on the closing stock price of $51.93 and approximately 302.9 million depositary and general partner equivalent units outstanding as of March 31, 2022

7

8 Ability to Maximize Shareholder Value Through Proven Activist Strategy • IEP seeks undervalued companies and often becomes “actively” involved in the targeted companies • Activist strategy requires significant capital, rapid execution and willingness to take control of companies • Implement changes required to improve businesses Purchase of Stock or Debt • IEP pursues its activist strategy and seeks to promulgate change . – Dealing with the board and management – Proxy fights – Tender offers – Taking control • IEP’s investment and legal team is capable of unlocking a target’s hidden value . – Financial/balance sheet restructuring – Operation turnarounds – Strategic initiatives – Corporate governance changes • Mr. Icahn and Icahn Capital have a long and successful track record of generating significant returns employing the activist str ategy • IEP’s subsidiaries often started out as investment positions in debt or equity either directly by Icahn Capital or Mr. Icahn • Active participation in the strategy and capital allocation for targeted companies • Not involved in day - to - day operations • IEP will make necessary investments to ensure subsidiary companies can compete effectively Putting Activism into Action

9 Deep Team Led by Carl Icahn • Led by Carl Icahn • Substantial investing history provides IEP with a unique network of relationships and access to Wall Street • Team consists of professionals with diverse backgrounds • Well rounded team with professionals focusing on different areas such as equity, distressed debt and credit Note: As of March 31, 2022

Overview of Operating Segments 10

Segment: Investment

Segment Description

- IEP invests its proprietary capital through various private investment funds (the "Funds") managed by the Investment segment
- Fair value of IEP's investment in the Investment Funds was approximately $4.7 billion as of March 31, 2022

Highlights and Recent Developments

- Long history of investing in public equity and debt securities and pursuing activist agenda
- Employs an activist strategy that seeks to unlock hidden value through various tactics
  - Financial/balance sheet restructurings (e.g., CIT Group, Apple)
  - Operational turnarounds (e.g., Motorola, Navistar)
  - Strategic initiatives (e.g., eBay/PayPal, Xerox/Conduent)
  - Corporate governance changes (e.g., Newell, Caesars, Herbalife, Cloudera)
- As of March 31, 2022, the Funds had a net short notional exposure of 21% (85% long and 106% short)

Historical Segment Financial Summary

Investment Segment ($Millions)	FYE December 31, 2019	2020	2021	LTM March 31, 2022
Selected Income Statement Data:				
Total revenue	($1,414)	($1,249)	$202	$190
Adjusted EBITDA[1]	(1,437)	(1,251)	186	175
Net income (loss)	(1,543)	(1,447)	(32)	1
Adjusted EBITDA attributable to IEP[1]	($723)	($673)	$83	$87
Net income (loss) attributable to IEP	($775)	($765)	($16)	$7
Returns	-15.4%	-14.3%	-0.3%	0.0%
Segment Balance Sheet Data[2]:				
Equity attributable to IEP	$4,296	$4,283	$4,271	$4,684
Total Equity	$8,783	$9,342	$9,390	$10,284

Significant Holdings

As of March 31, 2022

Company	Mkt. Value ($mm)	% Ownership[3]
CHENIERE	$1,348	3.8%
FirstEnergy	$870	3.3%
BAUSCH Health	$793	9.7%
newell BRANDS	$708	8.0%
HercRentals	$672	13.5%

(1) Refer to the Adjusted EBITDA reconciliations in the Appendix.
(2) Balance Sheet data as of end of each respective period.
(3) Total economic ownership as a percentage of common shares issued and outstanding.

11

Segment: Energy

Segment Description

- CVR Energy, Inc. (NYSE: CVI) is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing businesses through its interests in CVR Refining, LP and CVR Partners, LP (NYSE: UAN)
- CVR Refining is an independent petroleum refiner and marketer of high-value transportation fuels in the mid-continent of the United States
- CVR Partners is a manufacturer of ammonia and urea ammonium nitrate solution fertilizer products

Historical Segment Financial Summary

Energy Segment ($Millions)	FYE December 31, 2019	2020	2021	LTM March 31, 2022
Selected Income Statement Data:				
Net sales	$6,364	$3,930	$7,242	$8,152
Adjusted EBITDA[1]	880	33	462	740
Net income (loss)	314	(327)	29	237
Adjusted EBITDA attributable to IEP[1]	$572	($15)	$231	$375
Net income (loss) attributable to IEP	$246	($194)	($5)	$89
Segment Balance Sheet Data[2]:				
Total assets	$4,673	$4,723	$4,587	$5,010
Equity attributable to IEP	$1,312	$1,039	$686	$746

Highlights and Recent Developments

Petroleum

- Strategic location and complex refineries allow CVR to benefit from access to price advantaged crude oil
  - Approximately 207k bpd of crude processing in Kansas and Oklahoma
  - Access to quality and price advantaged crude – 100% of crude purchased is WTI based
  - Complex refineries can process different types of crude oil to optimize profitability
  - Negatively impacted by RIN prices
  - Completed construction of Renewable Diesel Unit at Wynnewood with expected production capacity of 100 mm gallons per year
  - Declared cash distribution of $0.40 per common unit for the 2022 first quarter

Fertilizer

- CVR Partners owns two nitrogen fertilizer plants strategically located in the Southern Plains and Corn Belt region
- Diverse feedstock exposure through petroleum coke and natural gas
- Consistently maintain high utilization rates at product facilities
- Declared cash distribution of $2.26 per common unit for the 2022 first quarter

(1) Refer to the Adjusted EBITDA reconciliations in the Appendix.
(2) Balance Sheet data as of the end of each respective period.

12

Highlights and Recent Developments • Icahn Automotive has been in the process of implementing a multi - year plan to separate its aftermarket parts and automotive services businesses into two separate operating companies. Our Automotive segment's priorities include: • Positioning the services business to take advantage of opportunities in the do - it - for - me market and vehicle fleets; • Optimizing the value of the commercial parts distribution business in certain high - volume core markets; • Exiting the automotive parts distribution business in certain low volume, non - core markets; • Improving inventory management across Icahn Automotive's parts and tire distribution network; • Investment in customer experience initiatives such as selective upgrades in facilities; • Investment in employees with focus on training and career development investments; and • Business process improvements, including investments in our supply chain and information technology capabilities Segment Description • We conduct our Automotive segment through our wholly owned subsidiary, Icahn Automotive Group LLC ("Icahn Automotive") • Icahn Automotive is engaged in the retail and wholesale distribution of automotive parts in the aftermarket as well as providing automotive repair and maintenance services to its customers 13 Segment: Automotive Historical Segment Financial Summary (1) Refer to the Adjusted EBITDA reconciliations in the Appendix . (2) Balance Sheet data as of the end of each respective period . ($Millions) Selected Income Statement Data: Net sales and other revenue from operations $2,884 $2,478 $2,384 $2,340 Adjusted EBITDA (1) (80) (45) (67) (60) Net income (loss) (197) (198) (260) (242) Segment Balance Sheet Data (2) : Total assets $3,495 $3,085 $2,582 $2,612 Equity attributable to IEP $1,750 $1,554 $1,575 $1,606 Automotive Segment FYE December 31, LTM March 31, 20222019 2020 2021

Highlights and Recent Developments • Future growth expected to be driven by changing diets of a growing middle class in emerging markets • Significant portion of revenues from emerging markets • Developed markets remain a steady source of income • Distribution channels to certain customers spanning more than 50 years • Significant barriers to entry • Technically difficult chemical production process • Significant environmental and food safety regulatory requirements • Substantial capital cost Segment Description • Viskase Companies, Inc (OTCPK: VKSC) is a worldwide leader in the production and sale of cellulosic, fibrous and plastic casings for the processed meat and poultry industry • Leading worldwide manufacturer of non - edible cellulosic casings for small - diameter meats (hot dogs and sausages) • Leading manufacturer of non - edible fibrous casings for large - diameter meats (sausages, salami, hams and deli meats) 14 Segment: Food Packaging Historical Segment Financial Summary (1) Refer to the Adjusted EBITDA reconciliations in the Appendix. (2) Balance Sheet data as of the end of each respective period. (3) We increased our ownership in Viskase on October 1, 2020 from 79% to 89%. ($Millions) Selected Income Statement Data: Net sales $385 $409 $416 $416 Adjusted EBITDA (1) 47 59 51 51 Net income (loss) (22) 4 (2) 5 Adjusted EBITDA attributable to IEP (1) $37 $48 $45 $45 Net income (loss) attributable to IEP ($17) $4 ($2) $4 Segment Balance Sheet Data (2) : Total assets $517 $487 $458 $472 Equity attributable to IEP $40 $142 $143 $147 Food Packaging Segment FYE December 31, LTM March 31, 20222019 2020 2021

Highlights and Recent Developments • Business strategy is based on long - term investment outlook and operational expertise Investment Property Operations • Maximize value of commercial lease portfolio through effective management of existing properties • Seek to sell assets on opportunistic basis Country Club Operations • Club operations focuses on operating golf and other country club activities in New Seabury Hotel and Timeshare Operations • Hotel and timeshare operations focuses on operating a resort in Oranjestad , Aruba Segment Description • Our Real Estate segment consists primarily of investment properties, the development and sale of single - family homes, and the management of a country club. We also own a hotel and timeshare resort in Aruba and a property in Atlantic City, New Jersey • Investment properties consist of retail, office and industrial properties leased to corporate tenants • Property development focuses on the construction and sale of single - family homes • Club operations focuses on operating golf and other country club activities 15 Segment: Real Estate Historical Segment Financial Summary (1) Refer to the Adjusted EBITDA reconciliations in the Appendix. (2) Balance Sheet data as of the end of each respective period. ($Millions) Selected Income Statement Data: Net sales and other revenue from operations $98 $102 $93 $104 Adjusted EBITDA (1) 24 28 (1) 3 Net income (loss) 16 (16) (8) (4) Segment Balance Sheet Data (2) : Total assets $514 $486 $526 $522 Equity attributable to IEP $474 $440 $472 $462 Real Estate Segment FYE December 31, LTM March 31, 20222019 2020 2021

Segment: Home Fashion

Segment Description

- We conduct our Home Fashion segment through our wholly owned subsidiary, WestPoint Home LLC
- WestPoint Home LLC is engaged in manufacturing, sourcing, marketing, distributing and selling home fashion consumer products
- WestPoint Home owns many of the most well-known brands in home textiles including Martex, Grand Patrician, Luxor and Vellux

Historical Segment Financial Summary

Home Fashion Segment	FYE December 31,			LTM March 31,
($Millions)	2019	2020	2021	2022
Selected Income Statement Data:				
Net sales	$187	$188	$197	$211
Adjusted EBITDA[1]	(6)	3	-	3
Net income (loss)	(17)	(7)	(8)	(5)
Segment Balance Sheet Data[2]:				
Total assets	$231	$227	$243	$243
Equity attributable to IEP	$147	$141	$132	$138

Highlights and Recent Developments

- One of the largest providers of home textile goods in the United States
- Transitioned majority of manufacturing to low-cost plants overseas
- Streamlined merchandising, sales and customer service divisions
- Focus on core profitable customers and product lines
  - WPH has implemented a more customer-focused organizational structure with the intent of expanding key customer relationships and rebuilding the company's sales backlog
  - Realizing success placing new brands with top retailers
  - Continued strength with institutional customers
- Consolidation opportunity in fragmented industry

(1) Refer to the Adjusted EBITDA reconciliations in the Appendix.
(2) Balance Sheet data as of the end of each respective period.

16

Highlights and Recent Developments • During 2021 Vivus completed their product cycle enhancements for Pancreaze with the high dose product launch • Qsymia has been approved for launch in five of the Nordic EU countries • Vivus expects to launch in Q1 2023 as well as expansion of licensing agreements globally Segment Description • We conduct our Pharma segment through our wholly owned subsidiary, Vivus LLC • Vivus is a specialty pharmaceutical company with two approved therapies and one product candidate in active clinical development • Qsymia is approved by the FDA as an adjunct to a reduced calorie diet and increased physical activity for chronic weight management in adult patients in the presence of at least one weight related comorbidity • PANCREAZE is indicated for the treatment of exocrine pancreatic insufficiency due to cystic fibrosis or other conditions inclusive of chronic pancreatitis 17 Segment: Pharma Historical Segment Financial Summary (1) Pharma segment results are for the period beginning December 11, 2020. (2) Refer to EBITDA reconciliations in the Appendix. (3) Balance Sheet data as of the end of each respective period. ($Millions) Selected Income Statement Data (1) : Net sales and other revenue from operations $3 $85 $71 Adjusted EBITDA (2) 1 11 10 Net income (loss) (1) (3) (16) Segment Balance Sheet Data (3) : Total assets $326 $309 $305 Equity attributable to IEP $262 $259 $254 Pharma Segment LTM March 31, 2022 FYE December 31, 2020 2021

Financial Performance 18

Financial Performance

Net Income (Loss) Attributable to Icahn Enterprises

($Millions)	FYE December 31,			LTM March 31,
	2019	2020	2021	2022
Operating Segments:				
Energy	$246	($194)	($5)	$89
Automotive	(197)	(198)	(260)	(242)
Food Packaging	(17)	4	(2)	4
Real Estate	16	(16)	(8)	(4)
Home Fashion	(17)	(7)	(8)	(5)
Pharma	-	(1)	(3)	(16)
Metals	(22)	-	186	181
Mining	299	-	-	-
Discontinued Operations	(32)	-	-	-
Operating Segments	276	(412)	(100)	7
Investment	(775)	(765)	(16)	7
Holding Company	(599)	(476)	(402)	(371)
Consolidated	**($1,098)**	**($1,653)**	**($518)**	**($357)**

Adjusted EBITDA Attributable to Icahn Enterprises(1)

($Millions)	FYE December 31,			LTM March 31,
	2019	2020	2021	2022
Operating Segments:				
Energy	$572	($15)	$231	$375
Automotive	(80)	(45)	(67)	(60)
Food Packaging	37	48	45	45
Real Estate	24	28	(1)	3
Home Fashion	($6)	3	-	3
Pharma	-	1	11	10
Metals	2	20	38	30
Mining	55	-	-	-
Operating Segments	604	40	257	406
Investment	(723)	(673)	$83	$87
Holding Company	(343)	(102)	(67)	(39)
Consolidated	**($462)**	**($735)**	**$273**	**$454**

(1) Refer to the Adjusted EBITDA reconciliations in the Appendix.

19

Consolidated Financial Snapshot

($Millions)	FYE December 31,			Three Months Ended March 31,		LTM March 31,
	2019	2020	2021	2021	2022	2022
Net Income (Loss):						
Investment	($1,543)	($1,447)	($32)	$862	$895	$1
Energy	314	(327)	29	(67)	141	237
Automotive	(197)	(198)	(260)	(46)	(28)	(242)
Food Packaging	(22)	4	(2)	(1)	6	5
Real Estate	16	(16)	(8)	(1)	3	(4)
Home Fashion	(17)	(7)	(8)	(4)	(1)	(5)
Pharma	-	(1)	(3)	8	(5)	(16)
Metals	(22)	-	186	5	-	181
Mining	311	-	-	-	-	-
Holding Company	(599)	(476)	(402)	(157)	(126)	(371)
Discontinued operations	(32)	-	-	-	-	-
Net income (loss)	**($1,791)**	**($2,468)**	**($500)**	**$599**	**$885**	**($214)**
Less: net income (loss) attributable to non-controlling interests	(693)	(815)	18	437	562	143
Net income (loss) attributable to Icahn Enterprises	**($1,098)**	**($1,653)**	**($518)**	**$162**	**$323**	**($357)**
Adjusted EBITDA:						
Investment	($1,437)	($1,251)	$186	$938	$927	$175
Energy	880	33	462	-	278	740
Automotive	(80)	(45)	(67)	(9)	(2)	(60)
Food Packaging	47	59	51	15	15	51
Real Estate	2	28	38	2	6	3
Home Fashion	24	3	(1)	(2)	1	3
Pharma	(6)	1	-	3	2	10
Metals	-	20	11	8	0	30
Mining	70	-	-	-	-	-
Holding Company	(343)	(102)	(67)	(3)	25	(39)
Consolidated Adjusted EBITDA	**($843)**	**($1,254)**	**$613**	**$952**	**$1,252**	**$913**
Less: Adjusted EBITDA attributable to non-controlling interests	(381)	(519)	340	517	636	459
Adjusted EBITDA attributable to Icahn Enterprises	**($462)**	**($735)**	**$273**	**$435**	**$616**	**$454**
Capital Expenditures	**$250**	**$199**	**$305**	**$47**	**$55**	**$313**

20

Strong Balance Sheet

($Millions)	Investment	Energy	Automotive	Food Packaging	Real Estate	Home Fashion	Pharma	Holding Company	Consolidated
	As of March 31, 2022								
ASSETS									
Cash and cash equivalents	$20	$676	$36	$10	$28	$3	$18	$1,369	$2,160
Cash held at consolidated affiliated partnerships and restricted cash	3,699	7	17	-	12	-	-	66	3,801
Investments	7,276	78	-	-	15	-	-	28	7,397
Accounts receivable, net	-	353	110	84	10	29	18	-	604
Inventories, net	-	683	805	104	-	111	17	-	1,720
Property, plant and equipment, net	-	2,720	789	143	350	59	-	6	4,067
Goodwill and intangible assets, net	-	216	360	27	-	19	247	-	869
Other assets	6,178	277	495	104	107	22	5	23	7,211
Total assets	**$17,173**	**$5,010**	**$2,612**	**$472**	**$522**	**$243**	**$305**	**$1,492**	**$27,829**
LIABILITIES AND EQUITY									
Accounts payable, accrued expenses and other liabilities	$2,113	$1,973	$986	$152	$55	$64	$51	$775	$6,169
Securities sold, not yet purchased, at fair value	4,776	-	-	-	-	-	-	-	4,776
Debt	-	1,595	20	158	1	41	-	5,311	7,126
Total liabilities	**$6,889**	**$3,568**	**$1,006**	**$310**	**$56**	**$105**	**$51**	**$6,086**	**$18,071**
Equity attributable to Icahn Enterprises	$4,684	$746	$1,606	$147	$462	$138	$254	($4,594)	$3,443
Equity attributable to non-controlling interests	5,600	696	-	15	4	-	-	-	6,315
Total equity	**$10,284**	**$1,442**	**$1,606**	**$162**	**$466**	**$138**	**$254**	**($4,594)**	**$9,758**
Total liabilities and equity	**$17,173**	**$5,010**	**$2,612**	**$472**	**$522**	**$243**	**$305**	**$1,492**	**$27,829**

21

22 IEP Summary Financial Information Company’s calculation of Indicative Net Asset Value : 3/31/2021 6/30/2021 9/30/2021 12/31/2021 3/31/2022 Holding Company interest in Investment Funds (1) 4,675$ 4,743$ 4,660$ 4,271$ 4,684$ CVR Energy (2) 1,366 1,279 1,186 1,197 1,818 Delek (2) - 161 134 105 28 Viskase (3) 293 279 266 230 230 Real Estate Holdings (1) 443 441 435 472 462 WestPoint Home (1) 137 136 132 132 138 Vivus (1) 270 267 262 259 254 Automotive Services (5)(6) 763 952 937 Automotive Parts (1)(5) 590 422 493 Automotive Owned Real Estate Assets (5) 1,187 1,187 1,187 Icahn Automotive Group (5) 1,558 1,516 2,540 2,561 2,617 Sold Investments: PSC Metals (4) 133 141 301 - - Tenneco (2) 136 - - - - Add: Holding Company cash and cash equivalents (8) 1,134 1,549 1,257 1,707 1,369 Less: Holding Company debt (8) (5,805) (5,811) (5,810) (5,810) (5,311) Add: Other Holding Company net assets (7) (40) (28) 9 (3) (58) Indicative Net Asset Value 4,300$ 4,673$ 5,372$ 5,121$ 6,231$ Other Subsidiaries: As of Market-valued Subsidiaries and Investments: ($Millions) Note: Refer to next slide for footnotes and additional information.

23 IEP Summary Financial Information Use of Indicative Net Asset Value Data The Company uses Indicative Net Asset Value as an additional method for considering the value of the Company’s assets, and we believe that this information is more indicative of value than our assets presented in accordance with GAAP . Over the last few years, we have invested significantly in companies in which we have majority control, and we believe the market value of these companies has increased more than is reflected in the change in their GAAP asset value . Only when we sell companies, as exemplified by the sale of PSC Metals, LLC, will our GAAP financial statements capture true market values . Certain of our real estate assets were valued to reflect estimated market values which are substantially different from the GAAP asset values . Please note, however, that the indicative net asset value does not represent the market price at which the depositary units trade or the value that we would realize on a sale of the particular assets, especially those where the value is not based on trading or market value . Accordingly, data regarding Indicative net asset value is of limited use and should not be considered in isolation . Indicative net asset value does not purport to reflect a valuation of IEP . The calculated Indicative net asset value does not include any value for our Investment Segment other than the fair market value of our investment in the Investment Funds . A valuation is a subjective exercise and Indicative net asset value does not necessarily consider all elements or consider in the adequate proportion the elements that could affect the valuation of IEP . Investors may reasonably differ on what such elements are and their impact on IEP . No representation or assurance, express or implied, is made as to the accuracy and correctness of Indicative net asset value as of these dates or with respect to any future indicative or prospective results which may vary . Footnotes to Company’s calculation of Indicative Net Asset Value: (1) Represents equity attributable to us as of each respective date. (2) Based on closing share price on each date (or if such date was not a trading day, the immediately preceding trading day) a nd the number of shares owned by the Holding Company as of each respective date. (3) Amounts based on market comparable due to lack of material trading volume, valued at 9.0x Adjusted EBITDA for the twelve m onths ended as of each respective date. (4) Prior to Q3 2021, value represents GAAP equity attributable to us as of each respective date. On October 29, 2021, we a nno unced a definitive agreement to sell PSC Metals, LLC for total consideration of approximately $290 million (including indebtedness that will be repaid at closing, and su bject to customary working capital adjustments). The amount as of September 30, 2021 is based on the anticipated sales price as of September 30, 2021. On Decemb er 7, 2021, we closed on the previously announced sale of 100% of the equity interests in PSC Metals. In connection with this sale, we received proceeds of $323 mill ion and recognized a pretax gain on sale of $163 million. (5) Prior to Q3 2021, our presentation of Indicative Net Asset Value with respect to Icahn Automotive Group (“IAG”) was based on the equity attributable to us as of each respective date. IAG has been in the process of implementing a multi - year transformation plan, which includes restructuring of i ts businesses, including an extensive real - estate optimization project which resulted in closing underperforming retail locations in the majority of 216 owned locations . G iven the change in the use of the real estate assets, management determined a change in how Indicative Net Asset Value is estimated would provide a more meaningful measure of the assets’ fair - market - value. Management performed a valuation on the owned real - estate with the assistance of third - party consultants to estimate fair - market - value. This analysis utilized property - level market rents, location level profitability, and utilized prevailing cap rates ranging from 5.5% to 6.5%. The valuation ass umed that triple net leases are in place for all the locations at rents estimated by management based on market conditions. There is no assurance we would be able to sell the assets on the timeline or at the prices and lease terms we estimate. Different judgments or assumptions would result in different estimates of the value of the real estate assets . Moreover, although we evaluate and provide our Indicative Net Asset Value on a quarterly basis, the estimated values may fluctuate in the interim, so that any a ctu al transaction could result in a higher or lower valuation. (6) Prior to Q4 2021, Automotive Services represents equity attributable to us. Starting Q4 2021, Automotive Services is va lue d based on market comparable using a multiple. As of December 31, 2021, Services is valued at 14.0x Adjusted EBITDA for the trailing twelve months period. (7) Holding Company’s balance as of each respective date, excluding non - cash deferred tax assets or liabilities. Furthermore, w ith respect to March 31, 2021, the distribution payable was adjusted to $27 million, which represents the actual distribution paid subsequent to March 31, 2021. With respect to March 31, 2022, the distribution payable was adjusted to $49 million, which represents the actual distribution paid subsequent to March 31, 2022. (8) Holding Company’s balance as of each respective date.

Adjusted EBITDA Reconciliations 24

25 Non - GAAP Financial Measures The Company uses certain non - GAAP financial measures in evaluating its performance . These include non - GAAP EBITDA and Adjusted EBITDA . EBITDA represents earnings from continuing operations before interest expense, income tax (benefit) expense and depreciation and amortization . We define Adjusted EBITDA as EBITDA excluding certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt and certain other non - operational charges . We present EBITDA and Adjusted EBITDA on a consolidated basis and on a basis attributable to Icahn Enterprises net of the effects of non - controlling interests . We conduct substantially all of our operations through subsidiaries . The operating results of our subsidiaries may not be sufficient to make distributions to us . In addition, our subsidiaries are not obligated to make funds available to us for payment of our indebtedness, payment of distributions on our depositary units or otherwise, and distributions and intercompany transfers from our subsidiaries to us may be restricted by applicable law or covenants contained in debt agreements and other agreements to which these subsidiaries currently may be subject or into which they may enter into in the future . The terms of any borrowings of our subsidiaries or other entities in which we own equity may restrict dividends, distributions or loans to us . We believe that providing EBITDA and Adjusted EBITDA to investors has economic substance as these measures provide important supplemental information of our performance to investors and permits investors and management to evaluate the core operating performance of our business without regard to interest, taxes and depreciation and amortization and certain effects of impairment, restructuring costs, certain pension plan expenses, gains/losses on disposition of assets, gains/losses on extinguishment of debt and certain other non - operational charges . Additionally, we believe this information is frequently used by securities analysts, investors and other interested parties in the evaluation of companies that have issued debt . Management uses, and believes that investors benefit from referring to, these non - GAAP financial measures in assessing our operating results, as well as in planning, forecasting and analyzing future periods . Adjusting earnings for these charges allows investors to evaluate our performance from period to period, as well as our peers, without the effects of certain items that may vary depending on accounting methods and the book value of assets . Additionally, EBITDA and Adjusted EBITDA present meaningful measures of performance exclusive of our capital structure and the method by which assets were acquired and financed . EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under generally accepted accounting principles in the United States, or U . S . GAAP . For example, EBITDA and Adjusted EBITDA : • do not reflect our cash expenditures, or future requirements for capital expenditures, or contractual commitments ; • do not reflect changes in, or cash requirements for, our working capital needs ; and • do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt . Although depreciation and amortization are non - cash charges, the assets being depreciated or amortized often will have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements . Other companies in the industries in which we operate may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures . In addition, EBITDA and Adjusted EBITDA do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations . EBITDA and Adjusted EBITDA are not measurements of our financial performance under U . S . GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with U . S . GAAP or as alternatives to cash flow from operating activities as a measure of our liquidity . Given these limitations, we rely primarily on our U . S . GAAP results and use EBITDA and Adjusted EBITDA only as a supplemental measure of our financial performance .

Adjusted EBITDA Reconciliation by Segment – *Last Twelve Months Ended March 31, 2022*

($Millions)	Investment	Energy	Automotive	Food Packaging	Real Estate	Home Fashion	Pharma[1]	Metals	Holding Company	Consolidated
Adjusted EBITDA:										
Net income (loss)	$1	$237	($242)	$5	($4)	($5)	($16)	$181	($371)	($214)
Interest expense, net	174	102	5	5	-	2	-	1	310	599
Income tax expense (benefit)	-	49	(69)	4	-	(2)	-	-	21	3
Depreciation and amortization	-	344	85	28	9	7	28	10	1	512
EBITDA before non-controlling interests	**$175**	**$732**	**($221)**	**$42**	**$5**	**$2**	**$12**	**$192**	**($39)**	**$900**
Restructuring costs	-	-	4	1	-	-	-	-	-	5
(Gain) loss on disposition of assets, net	-	-	20	-	(3)	-	-	(163)	-	(146)
Transformation losses	-	-	(10)	-	-	-	-	-	-	(10)
Other	-	8	147	8	1	1	(2)	1	-	164
Adj. EBITDA before non-controlling interests	**$175**	**$740**	**($60)**	**$51**	**$3**	**$3**	**$10**	**$30**	**($39)**	**$913**
Adjusted EBITDA attributable to IEP:										
Net income (loss)	$7	$89	($242)	$4	($4)	($5)	($16)	$181	($371)	($357)
Interest expense, net	80	45	5	4	-	2	-	1	310	447
Income tax expense (benefit)	-	40	(69)	4	-	(2)	-	-	21	(6)
Depreciation and amortization	-	195	85	24	9	7	28	10	1	359
EBITDA attributable to IEP	**$87**	**$369**	**($221)**	**$36**	**$5**	**$2**	**$12**	**$192**	**($39)**	**$443**
Restructuring costs	-	-	4	1	-	-	-	-	-	5
(Gain) loss on disposition of assets, net	-	-	20	-	(3)	-	-	(163)	-	(146)
Transformation losses	-	-	(10)	-	-	-	-	-	-	(10)
Other	-	6	147	8	1	1	(2)	1	-	162
Adjusted EBITDA attributable to IEP	**$87**	**$375**	**($60)**	**$45**	**$3**	**$3**	**$10**	**$30**	**($39)**	**$454**

26

27 Adjusted EBITDA Reconciliation by Segment – Three Months Ended March 31, 2022 Net income (loss) $895 $141 ($28) $6 $3 ($1) ($5) $0 ($126) $885 Interest expense, net 32 24 1 1 - - - - 74 132 Income tax expense (benefit) - 30 (9) 1 - - - - 76 98 Depreciation and amortization - 83 20 7 3 2 7 - - 122 $927 $278 ($16) $15 $6 $1 $2 $0 $24 $1,237 (Gain) loss on disposition of assets, net - - (2) - - - - - - (2) Transformation losses - - 14 - - - - - - 14 Other - - 2 - - - - - 1 3 $927 $278 ($2) $15 $6 $1 $2 $0 $25 $1,252 Net income (loss) $414 $61 ($28) $5 $3 ($1) ($5) $0 ($126) $323 Interest expense, net 15 12 1 1 - - - - 74 103 Income tax expense (benefit) - 22 (9) 1 - - - - 76 90 Depreciation and amortization - 47 20 6 3 2 7 - - 85 $429 $142 ($16) $13 $6 $1 $2 $0 $24 $601 (Gain) loss on disposition of assets, net - - (2) - - - - - - (2) Transformation losses - - 14 - - - - - - 14 Other - - 2 - - - - - 1 3 $429 $142 ($2) $13 $6 $1 $2 $0 $25 $616 Consolidated($Millions) Investment Energy Automotive Food Packaging Real Estate Home Fashion Pharma Holding CompanyMetals Adjusted EBITDA attributable to IEP EBITDA before non-controlling interests Adj. EBITDA before non-controlling interests Adjusted EBITDA attributable to IEP: EBITDA attributable to IEP Adjusted EBITDA:

Adjusted EBITDA Reconciliation by Segment – *Three Months Ended March 31, 2021*

($Millions)	Investment	Energy	Automotive	Food Packaging	Real Estate	Home Fashion	Pharma	Metals	Holding Company	Consolidated
Adjusted EBITDA:										
Net income (loss)	$862	($67)	($46)	($1)	($1)	($4)	$8	$5	($157)	$599
Interest expense, net	76	31	3	2	-	-	-	-	82	194
Income tax expense (benefit)	-	(46)	(12)	1	-	-	-	-	74	17
Depreciation and amortization	-	82	22	7	3	2	7	4	-	127
EBITDA before non-controlling interests	**$938**	**$0**	**($33)**	**$9**	**$2**	**($2)**	**$15**	**$9**	**($1)**	**$937**
(Gain) loss on disposition of assets, net	-	-	-	-	-	-	-	-	-	-
Transformation losses	-	-	24	-	-	-	-	-	-	24
Other	-	-	-	6	-	-	(12)	(1)	(2)	(9)
Adj. EBITDA before non-controlling interests	**$938**	**$0**	**($9)**	**$15**	**$2**	**($2)**	**$3**	**$8**	**($3)**	**$952**
Adjusted EBITDA attributable to IEP:										
Net income (loss)	$391	($33)	($46)	($1)	($1)	($4)	$8	$5	($157)	$162
Interest expense, net	34	15	3	2	-	-	-	-	82	136
Income tax expense (benefit)	-	(32)	(12)	-	-	-	-	-	74	30
Depreciation and amortization	-	48	22	7	3	2	7	4	-	93
EBITDA attributable to IEP	**$425**	**($2)**	**($33)**	**$8**	**$2**	**($2)**	**$15**	**$9**	**($1)**	**$421**
(Gain) loss on disposition of assets, net	-	-	-	-	-	-	-	-	-	-
Transformation losses	-	-	24	-	-	-	-	-	-	24
Other	-	-	-	5	-	-	(12)	(1)	(2)	(10)
Adjusted EBITDA attributable to IEP	**$425**	**($2)**	**($9)**	**$13**	**$2**	**($2)**	**$3**	**$8**	**($3)**	**$435**

28

Adjusted EBITDA Reconciliation by Segment – *Year Ended December 31, 2021*

($Millions)	Investment	Energy	Automotive	Food Packaging	Real Estate	Home Fashion	Pharma[1]	Metals	Holding Company	Consolidated
Adjusted EBITDA:										
Net income (loss)	($32)	$29	($260)	($2)	($8)	($8)	($3)	$186	($402)	($500)
Interest expense, net	218	109	7	6	-	2	-	1	318	661
Income tax expense (benefit)	-	(27)	(72)	4	-	(2)	-	-	19	(78)
Depreciation and amortization	-	343	87	28	9	7	28	14	1	517
EBITDA before non-controlling interests	**$186**	**$454**	**($238)**	**$36**	**$1**	**($1)**	**$25**	**$201**	**($64)**	**$600**
Restructuring costs	-	-	4	1	-	-	-	-	-	5
(Gain) loss on disposition of assets, net	-	-	22	-	(3)	-	-	(163)	-	(144)
Transformation losses	-	-	-	-	-	-	-	-	-	-
Other	-	8	145	14	1	1	(14)	-	(3)	152
Adj. EBITDA before non-controlling interests	**$186**	**$462**	**($67)**	**$51**	**($1)**	**$0**	**$11**	**$38**	**($67)**	**$613**
Adjusted EBITDA attributable to IEP:										
Net income (loss)	($16)	($5)	($260)	($2)	($8)	($8)	($3)	$186	($402)	($518)
Interest expense, net	99	48	7	5	-	2	-	1	318	480
Income tax expense (benefit)	-	(14)	(72)	3	-	(2)	-	-	19	(66)
Depreciation and amortization	-	196	87	25	9	7	28	14	1	367
EBITDA attributable to IEP	**$83**	**$225**	**($238)**	**$31**	**$1**	**($1)**	**$25**	**$201**	**($64)**	**$263**
Restructuring costs	-	-	4	1	-	-	-	-	-	5
(Gain) loss on disposition of assets, net	-	-	22	-	(3)	-	-	(163)	-	(144)
Transformation losses	-	-	-	-	-	-	-	-	-	-
Other	-	6	145	13	1	1	(14)	-	(3)	149
Adjusted EBITDA attributable to IEP	**$83**	**$231**	**($67)**	**$45**	**($1)**	**$0**	**$11**	**$38**	**($67)**	**$273**

29

Adjusted EBITDA Reconciliation by Segment – *Year Ended December 31, 2020*

($Millions)	Investment	Energy	Automotive	Food Packaging	Real Estate	Home Fashion	Pharma[1]	Metals	Holding Company	Consolidated
Adjusted EBITDA:										
Net income (loss)	($1,447)	($327)	($198)	$4	($16)	($7)	($1)	$0	($476)	($2,468)
Interest expense, net	196	121	12	11	-	1	-	1	328	670
Income tax expense (benefit)	-	(112)	(54)	8	-	-	-	-	42	(116)
Depreciation and amortization	-	343	95	27	17	8	2	18	-	510
EBITDA before non-controlling interests	**($1,251)**	**$25**	**($145)**	**$50**	**$1**	**$2**	**$1**	**$19**	**($106)**	**($1,404)**
Impairment of assets	-	-	-	-	7	3	-	1	-	11
Restructuring costs	-	-	-	1	-	-	-	1	-	2
(Gain) loss on disposition of assets, net	-	-	6	-	5	-	-	(1)	-	10
Transformation losses	-	-	94	-	-	-	-	-	-	94
Other	-	8	-	8	15	(2)	-	-	4	33
Adj. EBITDA before non-controlling interests	**($1,251)**	**$33**	**($45)**	**$59**	**$28**	**$3**	**$1**	**$20**	**($102)**	**($1,254)**
Adjusted EBITDA attributable to IEP:										
Net income (loss)	($765)	($194)	($198)	$4	($16)	($7)	($1)	$0	($476)	($1,653)
Interest expense, net	92	56	12	9	-	1	-	1	328	499
Income tax expense (benefit)	-	(74)	(54)	7	-	-	-	-	42	(79)
Depreciation and amortization	-	191	95	22	17	8	2	18	-	353
EBITDA attributable to IEP	**($673)**	**($21)**	**($145)**	**$42**	**$1**	**$2**	**$1**	**$19**	**($106)**	**($880)**
Impairment of assets	-	-	-	-	7	3	-	1	-	11
Restructuring costs	-	-	-	1	-	-	-	1	-	2
(Gain) loss on disposition of assets, net	-	-	6	-	5	-	-	(1)	-	10
Transformation losses	-	-	94	-	-	-	-	-	-	94
Other	-	6	-	5	15	(2)	-	-	4	28
Adjusted EBITDA attributable to IEP	**($673)**	**($15)**	**($45)**	**$48**	**$28**	**$3**	**$1**	**$20**	**($102)**	**($735)**

30

Adjusted EBITDA Reconciliation by Segment – *Year Ended December 31, 2019*

($Millions)	Investment	Energy	Automotive	Food Packaging	Real Estate	Home Fashion	Pharma	Metals	Mining	Holding Company	Consolidated
Adjusted EBITDA:											
Net income (loss)	($1,543)	$314	($197)	($22)	$16	($17)	$0	($22)	$311	($599)	($1,759)
Interest expense, net	106	102	20	17	(1)	1	-	1	3	296	545
Income tax expense (benefit)	-	112	(55)	6	(6)	-	-	-	1	(38)	20
Depreciation and amortization	-	352	98	26	17	7	-	19	-	-	519
EBITDA before non-controlling interests	**($1,437)**	**$880**	**($134)**	**$27**	**$26**	**($9)**	**$0**	**($2)**	**$315**	**($341)**	**($675)**
Impairment of assets	-	-	-	1	-	-	-	1	-	-	2
Restructuring costs	-	-	-	8	-	1	-	3	-	-	12
Non-service cost of U.S. based pension	-	-	-	2	-	-	-	-	-	-	2
(Gain) loss on disposition of assets, net	-	-	4	-	-	-	-	(1)	(252)	-	(249)
Transformation losses	-	-	50	-	-	-	-	-	-	-	50
Other	-	-	-	9	(2)	2	-	1	7	(2)	15
Adj. EBITDA before non-controlling interests	**($1,437)**	**$880**	**($80)**	**$47**	**$24**	**($6)**	**$0**	**$2**	**$70**	**($343)**	**($843)**
Adjusted EBITDA attributable to IEP:											
Net income (loss)	($775)	$246	($197)	($17)	$16	($17)	$0	($22)	$299	($599)	($1,066)
Interest expense, net	52	45	20	13	(1)	1	-	1	1	296	428
Income tax expense (benefit)	-	86	(55)	5	(6)	-	-	-	1	(38)	(7)
Depreciation and amortization	-	195	98	20	17	7	-	19	-	-	356
EBITDA attributable to IEP	**($723)**	**$572**	**($134)**	**$21**	**$26**	**($9)**	**$0**	**($2)**	**$301**	**($341)**	**($289)**
Impairment of assets	-	-	-	1	-	-	-	1	-	-	2
Restructuring costs	-	-	-	6	-	1	-	3	-	-	10
Non-service cost of U.S. based pension	-	-	-	2	-	-	-	-	-	-	2
(Gain) loss on disposition of assets, net	-	-	4	-	-	-	-	(1)	(252)	-	(249)
Transformation losses	-	-	50	-	-	-	-	-	-	-	50
Other	-	-	-	7	(2)	2	-	1	6	(2)	12
Adjusted EBITDA attributable to IEP	**($723)**	**$572**	**($80)**	**$37**	**$24**	**($6)**	**$0**	**$2**	**$55**	**($343)**	**($462)**

31